Exhibit 10.1

AGREEMENT FOR PURCHASE

AND SALE OF REAL PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (“Agreement”) made this 24 day of October, 2018, by and between PTH NORTH MIAMI AVE LLC a Florida Limited Liability Corporation with offices at 200 South Biscayne Blvd, Suite 3600, Miami, Fl 33131 (“Buyer”), and DIAMEDIX CORPORATION, a Florida corporation (“Seller”) with offices at 14100 N.W. 57th Court, Miami Lakes, Florida 33014.

FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

Section 1.      Terms. The terms listed below shall have the respective meanings given them as set forth adjacent to each term.

(a)     “Business Day(s)” shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in Miami, Florida are obligated or authorized by law to close.

(b)     “Buyer’s Broker” shall mean Dave Colonna of FIP Realty Services LLC.

(c)     “Closing” shall mean that date upon which the sale of the Property by Seller to Buyer shall be consummated.

(d)     “Closing Date” shall mean the date that is forty-five (45) days after the expiration of the Examination Period.

(e)     “Earnest Money” shall mean, when deposited, the sum of Five Hundred Thousand Dollars ($500,000.00), delivered by Buyer to Roland Sanchez-Medina, Jr. ESQ. Escrow Account (“Escrow Agent”), within three (3) days after the Effective Date. The Earnest Money is to be applied as part payment of the Purchase Price of the Property at Closing, or disbursed as agreed upon under the provisions of this Agreement. Except as provided in Sections 6, 14, and 15 of this Agreement, the Earnest Money will become non-refundable if Buyer has not terminated this Agreement by the end of the Examination Period.

(f)     “Effective Date” shall mean that date when this Agreement is last executed by Seller and Buyer without any change or amendment to this Agreement as presented.

(g)     “Examination Period” shall mean the period beginning on the Effective Date of this Agreement and ending at 5:00 P.M., Eastern time in effect sixty (60) calendar days thereafter.

(h)     “Property” shall mean the following:

(i)     All of the land located at 2140, 2150 and 2160 North Miami Ave., 2115, 2141 and 2155 North Miami Ave. and 38 NW 22nd Street, Miami Florida, more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Real Property”).

(ii)     All structures, warehouse and commercial buildings, parking areas, improvements, and fixtures owned by Seller and located on the Real Property (the “Improvements”).

(iii)     To the extent assignable by Seller, all intangible property owned by Seller and used exclusively in connection with the Real Property and Improvements, including all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the Improvements, all hereditaments, privileges, tenements and appurtenances belonging to the Real Property, including but not limited to all air rights and transferable development rights, all right, title, and interest of Seller in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, on, across, in front of, contiguous to, abutting, or adjoining the Real Property, all licenses, permits, and warranties now in effect with respect to the Real Property and Improvements, all written service contracts in effect at Closing, in any way relating to the Property, and any equipment leases and all rights of Seller thereunder relating to equipment or property located upon the Property, which will survive the Closing (collectively, the “Intangible Property”).

(i)     “Purchase Price” shall mean Twenty Three Million Dollars ($23,000,000.00)

(j)     “Seller’s Broker” shall mean Miguel Alcivar of Cushman and Wakefiled.

(k)     “Seller’s Notice Address” shall be as follows:

David Barka

President

Diamedix Corporation

14100 N.W. 57th Court

Miami Lakes, Florida 33014

Email: d.barka@erbadiagnostics.com

-with a copy to-

David Seifer

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

150 West Flagler Street

Suite 2200

Miami, Florida 33130

Email: DSeifer@stearnsweaver.com

except as same may be changed pursuant to Section 17 of this Agreement.

(l)     “Buyer’s Notice Address” shall be as follows:

C/O – Roland Sanchez-Medina, Jr. Esq.

201 Alhambra Circle, Suite 1205

Coral Gables, Fl 33134

Email: Roland@smgqlaw.com

-with a copy to-

David Colonna

FIP Realty

2136 NW 1 Av, Suite 200

Miami, Fl 33137

Email: davecolonna@fipcommercial.com

except as same may be changed pursuant to Section 17 of this Agreement.

(m)     “Title Company” shall mean Sanchez-Medina, Gonzalez, Quesada, Lage, Gomez & Machado LLP

Section 2.      Brokerage. At Closing, Seller will pay Seller’s Broker a commission pursuant to and subject to the terms of a separate agreement between Seller and Seller’s Broker. Buyer will pay Buyer’s Broker a commission pursuant to and subject to the terms of a separate agreement between Buyer and Buyer’s Broker. Seller and Buyer each warrant to the other that no real estate broker or agent, other than Seller’s Broker and the Buyer’s Broker, has been used or consulted in connection with the purchase and sale of the Property. Each covenants and agrees to defend, indemnify and save the other harmless from and against any actions, damages, real estate commissions, fees, costs and/or expenses (including reasonable attorneys’ fees), resulting or arising from any commissions, fees, costs and/or expenses due to any real estate brokers or agents, other than as identified herein, because of the purchase and sale of the Property and the execution and delivery of this Agreement, due to the acts of the indemnifying party.

Section 3.      Proration of Expenses/Payment of Costs.

(a)     Seller and Buyer agree that all items of income and expense with respect to the Property shall be prorated as of the date of Closing, including, without limitation, real property taxes, utilities and any other assumed liabilities, if any. The Closing Date shall be treated as the “Seller’s day” for purposes of prorations. Seller shall pay the fees and costs of any counsel representing Seller in connection with this transaction. The Buyer shall pay for (i) deed stamps, surtax and other conveyance fees or taxes which become payable by reason of the transfer of the Property; (ii) the fees for recording the Deed; (iii)  the cost of any update to the Survey, (iv) all costs with respect to the Title Company’s preparation and issuance of the Title Commitment and Title Policy (as such terms are defined in Section 5 of this Agreement), including, without limitation, the premium for the Title Policy (v) the costs of Buyer’s investigations of the Property, (vi) the fees and costs of any counsel representing Buyer in connection with this transaction. All costs and expenses incident to this transaction and Closing and not specifically described above shall be paid by the party incurring same.

(b)     Accrued general real estate taxes for the year of Closing not yet due and payable shall be prorated as of the Closing Date on the basis of the actual taxes for the year, if known, or if unknown, the most recent ascertainable taxes, but in either case based on the maximum allowable discount for early payment. Buyer shall pay all such taxes when they become due and payable and, promptly thereafter, the parties shall re-prorate taxes with, if any amount is due, an appropriate payment from one party to the other on the basis of the amount of taxes then due and payable. Prior to or at Closing, Seller shall pay or have paid all real estate tax bills which are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to Buyer. Special assessments which are confirmed or become a lien prior to Closing and pending assessments for work substantially completed as of Closing shall be credited to Buyer at Closing. Buyer shall receive no credit for other pending special assessments and Buyer shall be responsible for all special assessments levied against the Property which are payable in periodic installments, provided that the then current installment shall be prorated between the parties at Closing.

Section 4.      Payment of Purchase Price. Buyer shall pay the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in accordance with the terms of the Agreement, in immediately available United States funds at Closing.

Section 5.      Title Commitment. During the Examination Period, Buyer shall obtain a current title commitment (“Title Commitment”) for the issuance of an owner policy of title insurance (“Title Policy”) covering the Real Property issued by the Title Company, together with true, correct and, to the extent available from the public records, legible copies of all instruments referenced in the Title Commitment as conditions or exceptions to title to the Real Property.

Section 6.      Title/Survey Review. Buyer shall have until thirty (30) days after the Effective Date within which to review the Title Commitment and Survey (“Title Review Period”) and to deliver any written objections to the form and/or content of the Title Commitment and the Survey to Seller (the “Title Objection Notice”). Any objections not made prior to the expiration of the Title Review Period shall be deemed to be waived by Buyer and all matters disclosed on Schedule B-II of the Title Commitment and on the Survey, to which no objection is made, shall be deemed “Permitted Exceptions”. Anything to the contrary in this Agreement notwithstanding, Buyer shall have no right to make objection to the matters set forth on Exhibit “B” attached hereto and incorporated herein by this reference, and all such matters shall be “Permitted Exceptions”. Seller shall have the right at its option, but not the obligation, to cure said title and survey matters objected to in the Title Objection Notice, or agree to cure such matters, in a manner reasonably acceptable to Buyer and the Title Company prior to Closing. Seller shall have five (5) Business Days after receipt of Buyer’s Title Objection Notice to notify Buyer in writing (“Seller’s Title Response Notice”) whether it has elected to cure such title and survey matters, or has elected not to cure any such title or survey matters. If Seller fails to send a Seller’s Title Response notice within said five (5) Business Day period, then Seller shall be deemed to have elected not to cure any title or survey matters contained in Buyer’s Title Objection Notice. If, pursuant to Seller’s Title Response Notice or Seller’s failure to timely deliver the Seller’s Title Response Notice, Seller has elected (or is deemed to have elected) not to cure any one or more of such title or survey matters, then Buyer, notwithstanding anything contained in this Agreement to the contrary, may terminate this Agreement on or before the expiration of the Examination Period, in which case the Earnest Money shall be immediately returned to Buyer. If Seller fails to timely deliver a Seller’s Title Response Notice or if Seller does not elect to cure, or agree to cure, any such title and survey matters as provided herein, and if Buyer does not elect to terminate this Agreement as provided herein, such matters that Seller does not elect to cure or agree to cure shall be deemed waived by Buyer and classified as Permitted Exceptions. Buyer shall have an additional five (5) day period in which to object to any revisions or endorsements to the Title Commitment and Survey as may be issued from time to time to the extent that such revisions or endorsements contain title and survey matters first appearing of record after the original Title Commitment date that are not otherwise Permitted Exceptions. Notwithstanding the foregoing and anything contained herein to the contrary, Seller will satisfy all customary Schedule B-I requirements applicable to Seller relating to mechanics liens, parties in possession, and the organization, existence, and authority of Seller, shall pay and discharge all liens and mortgages arising out of the deliberate acts of Seller, at Closing; provided, however, that the foregoing shall not, in any event, apply to any of the Code Violations (as defined below) it being agreed by Buyer that Seller shall have absolutely no obligation to cure, satisfy or otherwise discharge the Code Violations at or prior to Closing.

Section 7.      Examination Period.

(a)     Access. During the Examination Period, Buyer, its agents and/or representatives shall have the right to enter upon the Real Property for the purpose of inspecting, examining, performing tests and surveying the Real Property to determine if the Property is suitable to Buyer, all of which inspections and investigations shall be undertaken at Buyer’s sole cost and expense. After completing its inspection of the Real Property, Buyer shall, at its sole cost and expense, repair any damage it has caused to the Real Property. Buyer agrees to indemnify and hold Seller harmless from any damages resulting from the acts of Buyer, its agents or representatives in exercising its rights under this Section 7. All inspections shall be conducted during normal business hours with no less than twenty four (24) hours prior notice to Seller, and Buyer shall coordinate any on-site inspections of the Property with Seller so that Seller may have a representative present at all times desired by Seller. All inspections of the Real Property shall be conducted in such a manner as to reasonably avoid any interference with any business operations on the Real Property. Notwithstanding anything to the contrary herein, in no event whatsoever shall Buyer perform any invasive testing without the prior written consent of Seller, which may be given or withheld in Seller’s sole discretion (provided, however, in no event shall a Phase I environmental test be considered invasive for the purposes of this Agreement). All information obtained by Buyer during the Examination Period and thereafter until Closing shall be kept confidential except for disclosures to such professionals and mortgage lenders as may be required in connection with Buyer’s investigation and acquisition of the Real Property or as otherwise required by law. If Buyer elects to terminate this Agreement as expressly permitted in this Agreement, then it shall deliver to Seller copies of all inspection reports pertaining to the Property. Buyer’s obligations to restore the Real Property, indemnify Seller and return materials to Seller under this Section 7 shall survive any termination of this Agreement.

(b)     Re-Plat of Property. Buyer hereby agrees and acknowledges that Seller has informed Buyer that the owner of certain real property adjacent to the Real Property (the “Adjacent Owner”) is in the process of re-platting such real property (such property, the “Adjacent Parcel”). In connection, and together with, Adjacent Owner’s efforts to re-plat the Adjacent Parcel, Adjacent Owner has agreed to re-plat all of the Real Property described on Exhibit “A” attached hereto into one (1) lot (the “Re-Plat”). In connection with the Re-Plat, Seller may be required to expend certain amounts whether to reimburse Adjacent Owner for its costs in connection with the Re-Plat or to satisfy any conditions that may be required by any governmental or quasi-governmental authority (the “Re-Plat Expenses”). Seller shall pay any and all Re-Plat Expenses as they become due; provided, however, that if Buyer delivers the Approval Notice pursuant to Section 8 below, then, at Closing, Buyer shall reimburse Seller for a portion of the Re-Plat Expenses equal to Five Thousand and No/100 Dollars ($5,000.00). Notwithstanding anything in this Agreement to the contrary, the successful completion or approval of the Re-Plat shall, in no way, be a Condition Precedent pursuant to this Agreement and Buyer’s obligation to proceed to Closing pursuant to the terms of this Agreement shall in no way be contingent on, or otherwise affected by, the status, approval or disapproval of the Re-Plat.

(c)     Code Violations; 40/50 Year Recertification. Seller hereby discloses to Buyer that the Improvements and/or the Property may be subject to various Miami-Dade County and/or City of Miami code enforcement violations and the Improvements are further pending the 40/50 year recertification (collectively, the “Code Violations”). Buyer hereby agrees and acknowledges that Seller shall have no obligation whatsoever with respect to the Code Violations and, to the extent Buyer proceeds to Closing, Buyer shall accept the Property in its current “as-is” and “where is” condition subject to any and all Code Violations and Buyer shall be solely responsible for any and all fines assessed against the Property in connection therewith. Without limiting the generality of Section 7(e) below, Buyer hereby agrees and acknowledges that: (i) Buyer will accept the Improvements in their current “as-is” and “where is” condition subject to all faults which shall include, without limitation, the Code Violations; (ii) Seller shall have no obligation to cure, satisfy or remedy any of the Code Violations and/or pay any fines assessed against the Property due to, or emanating from, the Code Violations; and (iii) Buyer hereby waives any and all claims that Buyer may have against Seller or Seller’s partners, shareholders, members, officers, directors, agents, employees, property manager, controlling persons and/or affiliates in any way relating (whether directly or indirectly) to or arising from the Code Violations.

(d)     Release. Buyer acknowledges that it will have the opportunity to inspect the Property during the Examination Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Buyer deems necessary, and Buyer, on behalf of itself and its agents, employees, officers, directors, partners, controlling persons and affiliates and their successors and assigns, hereby forever releases and discharges Seller and its partners, shareholders, members, officers, directors, agents, employees, property manager, controlling persons and affiliates from (i) responsibility or claims arising out of or related to the condition (including the presence in the soil, air, structures, and surface and subsurface waters, of hazardous materials), valuation, salability, or utility of the Property, or its suitability for any purpose whatsoever, (ii) any claims Buyer or its successors and assigns may have against Seller now or in the future based on any environmental law or the presence of hazardous materials or any other pollutants or contamination on the Property and (iii) any claims Buyer or its successors and assigns may have against Seller now or in the future based on the Code Violations. The foregoing release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller, provided, however, the foregoing release shall not be applicable to Seller’s representations to the contrary as expressly set forth in Section 11 of this Agreement. The provisions of this Section 7(d) shall survive Closing.

(e)     AS-IS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, IT IS UNDERSTOOD AND AGREED THAT THE SELLER DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, VALUE, OPERATING HISTORY, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. BUYER AGREES THAT WITH RESPECT TO THE PROPERTY AND EXCEPT AS SPECIFICALLY SET FORTH HEREIN, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR SELLER’S AGENTS OR EMPLOYEES. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT BUYER IS RELYING SOLELY ON ITS OWN EXPERIENCE AND ITS OWN CONSULTANTS, AND BUYER, AS OF THE INSPECTION COMPLETION DATE, SHALL HAVE CONDUCTED SUCH INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, PHYSICAL AND ENVIRONMENTAL CONDITIONS, AND SHALL RELY UPON SAME, AND UPON CLOSING, SHALL ASSUME THE RISK OF ALL ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS WHICH MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL PURCHASE AND ACCEPT FROM SELLER THE PROPERTY “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES, REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 7(e) SHALL SURVIVE CLOSING.

    Buyer’s Initials: JBG

Section 8.      Buyer’s Termination Rights. If, prior to the expiration of the Examination Period, Buyer determines in its sole and absolute discretion, that the Property is unsuitable to Buyer for any reason or for no reason at all, and provides written notice to Seller thereof on or before the expiration of the Examination Period, then this Agreement shall terminate (“Termination Notice”). If, prior to the expiration of the Examination Period, Buyer determines the Property is suitable in Buyer’s sole discretion and provides written notice to Seller thereof on or before the expiration of the Examination Period, then this Agreement shall continue in full force and effect (“Approval Notice”). In the event Buyer fails to deliver the Approval Notice as provided herein, this Agreement shall continue in full force and effect and the Earnest Money will be non-refundable except if this Agreement is terminated as a result of Seller’s default under this Agreement. In the event Buyer has delivered the Termination Notice as provided in this Section 8, the Escrow Agent will pay, on demand and without any further consent or approval of Seller, the Earnest Money to Buyer. Buyer shall promptly return to Seller the materials and information furnished to Buyer by Seller and any other Property Records after Buyer’s receipt of the Deposit. Upon payment of the Earnest Money to Buyer as aforesaid, neither party shall have any further rights, obligations or liabilities with respect to each other hereunder, except for the obligations specifically provided for under the Agreement that survive termination of the Agreement.

Section 9.      Insurance. At least two (2) Business Days prior to any entry on the Real Property by Buyer, its agents, employees, consultants, contractors or subcontractors, Buyer shall deliver to Seller certificates or other written confirmation reasonably satisfactory to Seller showing that: (i) Buyer or Buyer’s inspecting company has in effect a comprehensive general liability insurance covering any and all liability of Buyer (or its inspector, as the case may be) and Seller with respect to or arising out of any work to be performed by Buyer, or for Buyer under this Agreement with limits not less than $1,000,000.00 per occurrence and $2,000,000 aggregate for bodily injury, personal injury and property damage liability; and (ii) Seller shall be named as additional insured on such insurance policies.

Section 10.     Seller’s Deliveries. Seller shall deliver to Buyer within five (5) Business Days following the Effective Date copies of the materials and documents with respect to the Property which are described in Exhibit “G” attached hereto, to the extent, however, that such materials and/or documents are in the possession or control of the Seller (hereinafter, the “Property Documents”).

The furnishing by Seller of the Property Documents is made by Seller without any representation or warranty whatsoever as to the accuracy or completeness thereof, or the right of Buyer to rely thereon. Buyer acknowledges that its decision to purchase the Property is based upon Buyer’s independent investigation and evaluation of the Property.

Section 11.      Representations of Seller. Seller makes the following representations to Buyer, which are true and correct as of the Effective Date and at Closing:

(a)     Seller is a corporation duly formed and validly existing under the laws of the State of Florida. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement.

(b)     The individual executing this Agreement on behalf of the Seller has the requisite authority to do so for and on behalf of Seller.

(c)     Except for the Code Violations and certain zoning related matters that may have been initiated by the Wynwood District Improvement District, to Seller’s knowledge, there are no pending or threatened matters of litigation, administrative actions or arbitrations against or with respect to the Seller and/or Property.

(d)     Seller is not a foreign person or disregarded entity within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended.

(e)     To Seller’s knowledge, performance under this Agreement will not result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any agreement or other instrument which is either binding upon or enforceable against Seller.

(f)     Seller represents that Seller has not received any notices of violation of any environmental condition affecting the Property which remain uncured and Seller shall deliver to Buyer within five (5) Business Days following the Effective Date, any and all prior notice of environmental violations received by Seller during the period of its ownership which may otherwise have been cured. As used herein, “Hazardous Materials” shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, (except for vinyl asbestos floor tile), human blood and other human waste products, or any other substance or material, defined as a “hazardous substance” by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing.

(g)     The representations set forth in this Section 11 are solely for the benefit of the Buyer and are to remain true and correct at Closing. In the event that: (i) Buyer now or hereafter has knowledge, through its inspections or otherwise, that any of the representations or warranties made by Seller under this Agreement were not true or correct when made or become untrue or incorrect prior to the Closing Date or that Seller has breached a covenant under this Agreement; and (ii) Buyer nevertheless closes the transaction contemplated by this Agreement, then Buyer shall be deemed to have waived any such representation, warranty or covenant breach (as applicable) and shall have no further claim against Seller with respect thereto. If, after the Closing, Buyer discovers a breach of a representation made by Seller, then Buyer’s damages shall be limited to those losses proximately caused by the breach of that particular representation; provided, however, that such damages shall not include special damages, punitive damages and/or consequential damages. Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that any claim(s) brought by Buyer against Seller after the Closing based on an alleged breach of a representation by Seller must be filed in the appropriate forum pursuant to this Agreement, within six (6) months from Closing (the “Survival Period”). Following the expiration of the Survival Period, Buyer shall have no right and hereby waives any claims for any breach by Seller of the representations contained herein. Notwithstanding anything in this Agreement to the contrary, the maximum amount of liability that Seller shall have under any circumstance for any and all surviving obligations under this Agreement (including, without limitation, any obligation or liability arising out of any representation made by Seller in this Agreement, and any liability under any instrument or document delivered by Seller at or in connection with the Closing) shall not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). This Section 11(g) shall survive the Closing for the Survival Period.

(h)     All references in this Section 11 or elsewhere in this Agreement “to Seller’s knowledge,” or to Seller’s awareness and words of similar import shall refer solely to facts within the actual, conscious, present knowledge of David Barka, as Interim CEO of Seller, without any duty of investigation or inquiry, and shall not include knowledge imputed from the knowledge of any other person, or constructive knowledge. Reference to Seller or David Barka in this Section shall in no way be construed to make David Barka personally liable for, or to have personally made, any representation or warranty herein.

Section 12.      Buyer’s Representations. Buyer makes the following representations to Seller, which are true and correct as of the Effective Date and which will be true and correct at Closing:

(a)      Buyer is duly organized, validly existing and in good standing under the laws of the state of Florida, has all requisite company power and authority (i) to enter into this Agreement and each other agreement, document or instrument required to be executed in accordance herewith and to perform its obligations hereunder, and (ii) to carry out the other transactions and agreements contemplated in this Agreement.

(b)     This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)      The individual executing this Agreement on behalf of Buyer has the requisite authority to do so for and on behalf of Buyer.

(d)      Performance under this Agreement will not result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material agreement or other instrument which is either binding upon or enforceable against Buyer.

Buyer’s representations shall survive for the Survival Period.

Section 13.      Seller’s Covenants. Seller covenants and agrees with Buyer that:

(a)     From and after the Effective Date, if Seller receives written notice of any threatened or pending investigation or inquiry by any governmental authority with respect to the Property for any reason, or that there is any threatened or pending litigation affecting or relating to the Property, Seller will give prompt written notice thereof to Buyer.

(b)     From and after the Effective Date, Seller will not enter into any contractual arrangement of any nature, including, without limitation, a lease or amendment to and/or modification of a lease, which in any manner affects the Property without first having received Buyer’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Seller shall have the right to execute any and all documents or materials that may be required by the Adjacent Owner and/or the governmental or quasi-governmental authorities in connection with the Re-Plat of the Property without obtaining Buyer’s consent; provided, however, that Seller shall provide copies with any such documentation promptly after execution.

Section 14.      Conditions Precedent. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of the following conditions, which may be waived by Buyer in its sole discretion (collectively, “Conditions Precedent”):

(a)     No suit, action, or other proceeding shall be pending before any court or governmental agency by which any third party is seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

(b)      The issuance of the Title Policy (or a written commitment therefor) subject only to the Permitted Exceptions. Buyer shall use diligent, good faith efforts to cause the Title Policy to be issued.

(c)      There shall be no material adverse change to the Property since the end of the Examination Period; provided, however, that this Section 14(c) shall expressly exclude any changes to the Property and/or the Improvements resulting from the Code Violations and/or any fines assessed against the Property in connection with the Code Violations.

If any one of the above Conditions Precedent shall not have been satisfied as of the Closing Date, then Buyer shall provide Seller with written notice of such failure and Seller shall have the right to extend the Closing Date in order to cure such failure; provided, however, that any such extension shall, in no event, exceed fifteen (15) calendar days (the “Outside Closing Date”). If Seller fails to satisfy any pending Conditions Precedent on or before the Outside Closing Date, then Buyer, at its option, may either waive such Conditions Precedent in writing or terminate this Agreement by written notice thereof to Seller, in which event the parties shall have no further right or obligation hereunder, other than with respect to obligations hereunder that expressly survive the termination of this Agreement, and the Earnest Money shall be promptly paid to Buyer. Notwithstanding anything stated to the contrary in this Agreement, any matter related to a rezoning, land use amendment, alley or street closure, plat or any other zoning or land use matter affecting the Property, whether applied for, pending or approved (including, without limitation, the Re-Plat of the Property), is not, and shall not be deemed, a Condition Precedent.

Section 15.      Default.

(a)     The parties hereto acknowledge the impossibility of precisely ascertaining the amount of the damages to Seller in consequence of a default hereunder by Buyer and hereby declare and agree that the Earnest Money paid by Buyer hereunder represents the reasonable estimate of such damages. Accordingly, in the event of Buyer’s default hereunder, Seller’s only remedy shall be to receive and retain as Seller’s absolute property all Earnest Money not as a penalty, but in liquidation of the damages sustained by Seller because of such default, whereupon Buyer shall have no further liability or obligation hereunder to Seller and no other remedy shall be available for Buyer’s breach of this Agreement. Notwithstanding the foregoing, however, Buyer shall be liable to Seller for any actual damages incurred by Seller by reason of Buyer’s failure to indemnify Seller in accordance with Section 7 above.

(b)     In the event of Seller’s failure or inability to close this transaction or other breach of this Agreement, Buyer will have the right, as its sole and exclusive remedies with respect to such failure, either to (i)  terminate this Agreement by giving written notice thereof to Seller on or before the Closing Date, whereupon neither party will have any further rights or obligations under this Agreement except as set forth herein to the contrary and the Escrow Agent shall immediately deliver the Earnest Money to Buyer, or (ii) bring an action against Seller for specific performance of Seller’s obligations under this Agreement. Subject to the immediately preceding sentence, the foregoing shall be Buyer’s sole remedies in the event of Seller’s default hereunder and Buyer shall have no action against Seller for damages.

Section 16.      Closing.

(a)      The sale and purchase of the Property will be consummated on the Closing Date through an escrow with the Title Company or at such other place or by such other method as is agreed upon in writing by Seller and Buyer.

(b)      At Closing, Seller shall deliver or cause to be delivered to Buyer, fully executed and notarized where applicable and at Seller’s sole cost and expense:

i.      A Special Warranty Deed subject only to the Permitted Exceptions, the form of which is attached hereto as Exhibit “C” (“Deed”).

ii.     A non-warranty General Assignment and Bill of Sale conveying Seller’s interest to the Intangible Property, the form of which is attached hereto as Exhibit “D” (“Bill of Sale”).

iv.    an assignment of the licenses, permits, etc., the form of which is attached hereto as Exhibit “E” (“Assignment of Licenses”), Buyer shall assume all of the obligations of Seller as described in the Assignment of Licenses as of the Closing Date and thereafter.

v.     an affidavit in compliance with Section 1445 of the Internal Revenue Code (included in Owner’s Affidavit).

vi.    A so called owner’s affidavit the form of which is attached hereto as Exhibit “F” (“Owner’s Affidavit”).

vii.   Such other documents as the Title Company may reasonably request evidencing Seller’s existence, power, and authority of Seller to enter into and execute this Agreement and to consummate the transaction herein contemplated and to allow the Title Company to issue the Title Policy.

viii.   An IRS Form 1099-s Real Estate Reporting Form.

ix.      A settlement statement showing all closing amounts.

(c)      At Closing, Buyer shall deliver or cause to be delivered to Seller, fully-executed and notarized where applicable and at Buyer’s sole cost and expense:

i.       The balance of the Purchase Price in immediately available United States wired funds (subject to the adjustments and prorations as provided herein and a credit for the Earnest Money).

ii.      A certified resolution of Buyer authorizing the entering into and execution of this Agreement and the consummation of the transaction herein contemplated.

iii.     A settlement statement showing all closing amounts.

(d)     From and after Closing, upon the reasonable written request of either party, Buyer and Seller shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances and assurances as may be required to further evidence and confirm the transactions provided for in this Agreement, or as otherwise may be required or appropriate to carry out the transactions contemplated hereby.

Section 17.      Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been given upon receipt or refusal to accept delivery if: (a) hand-delivered, (b) sent by reputable overnight delivery service or certified mail, return receipt requested and postage prepaid or (c) sent via electronic transmission with a PDF attachment, to the addresses set out in Section 1(h) as to Seller and in Section 1(i) as to Buyer, or at such other addresses as specified by written notice delivered in accordance herewith.

Section 18.      Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.

Section 19.     Assignment. This Agreement shall bind and inure to the benefit of Seller and Buyer and their respective heirs, executors, legal representatives, successors and assigns. This Agreement may be assigned by Buyer without the prior written approval of Seller to any entity in which Buyer or its principals have a controlling interest; otherwise, this Agreement may not be assigned by Buyer without the prior written approval of Seller.

Section 20.      Applicable Law. This Agreement shall be construed under the laws of the State of Florida and venue in any action shall be Miami-Dade County, Florida.

Section 21.     Time is of the Essence. Time is of the essence with respect to the performance and payment of all obligations of Seller and Buyer under this Agreement, and the exercise of all rights of Seller and Buyer under this Agreement. Any time period provided for herein which ends on a Saturday, Sunday or a legal holiday will extend to 5:00 p.m. EST of the next Business Day.

Section 22.      Attorneys’ Fees. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding.

Section 23.      Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular as the context may require.

Section 24.      Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Section 25.     Signatures/Counterparts. In order to expedite the transaction contemplated herein, telecopied or electronic facsimiles of signatures may be used in place of original signatures on this Agreement. Seller and Buyer intend to be bound by the signatures on the telecopied or electronic facsimile document, are aware that the other party will rely on the telecopied or electronic facsimile signatures and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 26.     Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

Section 27.     Escrow Agent. In performing its duties as Escrow Agent holding and disbursing the Earnest Money as provided in this Agreement, the Escrow Agent will not incur any liability to anyone for any damages, losses or expenses except for willful default or breach of trust, and it will accordingly not incur any such liability with respect to: (a) any action taken or omitted in good faith upon advice of its counsel, or (b) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent in good faith believes to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement. In the event of a dispute between any of the parties hereto sufficient in the discretion of the Escrow Agent to justify its doing so, the Escrow Agent will be entitled to tender into the register or custody of any court of competent jurisdiction, all Earnest Money held under this Agreement, together with such legal pleadings as it deems appropriate and thereupon to be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as the Escrow Agent determines to have jurisdiction thereof. The parties will equally bear costs and expenses of any such legal proceeding.

Section 28.     Survival. Except as otherwise expressly set forth in this Agreement, all representations and warranties of Seller and obligations of Seller hereunder set forth in this Agreement shall not survive the Closing, but shall merge into the Closing and the delivery of the Deed.

Section 29.     Section 1031 Exchange. Either Seller or Buyer may consummate the sale and purchase of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer’s or Seller’s obligations under this Agreement; (ii) Buyer and/or Seller, as applicable, shall effect the Exchange through a qualified intermediary and neither Buyer nor Seller shall be required to take an assignment of the purchase agreement for the exchange property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iii) each party electing such Exchange shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had the party electing such Exchange not consummated its purchase through the Exchange. Neither Buyer nor Seller shall by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the Code.

Section 30.     Waiver of Trial by Jury. SELLER AND BUYER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SELLER AND BUYER ENTERING INTO THE SUBJECT TRANSACTION.

Section 31.       Disclosures. Buyer acknowledges that Seller is a wholly-owned subsidiary of a publicly traded company and, as such, may be required to publicly disclose the execution of this Agreement and the consummation of the transactions contemplated by this Agreement, in each case, including, but not limited to, the location of Real Property, purchase price and Buyer’s name and a description of the material terms of this Agreement (such as the purchase price), and may be required to publicly file this Agreement with the Securities and Exchange Commission. Buyer hereby forever releases and discharges Seller and its partners, shareholders, members, officers, directors, agents and employees, controlling persons and affiliates from responsibility or claims arising out of the disclosure that Buyer or its successors and assigns may have against Seller now or in the future based on such disclosure. The provisions of this Section 31 shall survive closing.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed.

BUYER:

PTH NORTH MIAMI AVE LLC, a Florida Limited Liability Corporation

By:	/s/ Jeffrey Grossfeld
Name: Jeffrey Grossfeld
Title: Manager
Date: October 24, 2018

SELLER:

DIAMEDIX CORPORATION, a Florida corporation

By:	/s/ David Barka
Name: David Barka
Title: President
Date: October 24, 2018

EXHIBIT “A”

REAL PROPERTY

Parcel 1

Lots 4 & 5, Block 10, WADDELLS ADDITION, according to the Plat thereof, recorded in Plat Book B, at Page 53, of the Public Records of Miami-Dade County, Florida

Folio No. 01-3125-048-0290

Parcel 2

Lot 1, Block 10, WADDELLS ADDITION, according to the Plat thereof, recorded in Plat Book B, at Page 53, of the Public Records of Miami-Dade County, Florida

Folio No. 01-3125-048-0280

Parcel 3

Lot 2, Block 10, JOHNSON & WADDELLS ADDITION, according to the Plat thereof, recorded in Plat Book 6, at Page 68, of the Public Records of Miami-Dade County, Florida

Folio No. 01-3125-054-0340

Parcel 4

Lots 3 & 6, Block 10, JOHNSON & WADDELLS ADDITION, according to the Plat thereof, recorded in Plat Book 6, at Page 68, of the Public Records of Miami-Dade County, Florida

Folio No. 01-3125-054-0341

Parcel 5

Lot 3, Block 2, less the W 20 feet thereof, of FLEMING & PEARSONS SUB, according to the Plat thereof, recorded in Plat Book 3, at Page 146, of the Public Records of Miami-Dade County, Florida

Folio No. 01-3125-013-0030

Parcel 6

Lots 1,2,4 & 5, Block 2, FLEMING & PEARSONS SUB, according to the Plat thereof, recorded in Plat Book 3, at Page 146, of the Public Records of Miami-Dade County, Florida

Folio No. 01-3125-013-0020

Parcel 7

Lots 1 & 2, less the W 20 feet thereof, Block 3, BAYVIEW SUB, according to the Plat thereof, recorded in Plat Book B3, at Page 107, of the Public Records of Miami-Dade County, Florida

Folio No. 01-3125-016-0360

EXHIBIT “B”

PERMITTED EXCEPTIONS

1.	Taxes and assessments for the year 2014 and subsequent years.

2.	Zoning ordinances.

3.	Conditions, covenants, easements, limitations, reservations, restrictions and agreements of record acceptable to Buyer.

4.	Matters which would be disclosed by an accurate survey and inspection of the Land, and which are acceptable to Buyer.

5.

All matters reflected on the Title Commitment that are deemed to be Permitted Exceptions which are not objected to by Buyer or which are objected to but deemed waived pursuant to the terms of the Agreement.

EXHIBIT “C”

This instrument was prepared by

and should be returned to:

Folio No:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made this       day of             , 2018, between                                         , whose mailing address is:                                              , grantor*,                                                whose mailing address is:                                         , grantee*,

WITNESSETH that said grantor, for and in consideration of the sum of Ten ($10.00) Dollars, and other good and valuable considerations to said grantor in hand paid by said grantee, the receipt whereof is hereby acknowledged, has granted, bargained and sold to the said grantee, and grantee’s heirs and assigns forever, the following described land, situate, lying and being in Miami-Dade County, Florida, to-wit (the “Property”):

Subject To:

1.	Taxes and assessments for the year 2018 and subsequent years.
2.	All easements, conditions, covenants, restrictions, reservations, limitations, agreements and other matters of record, provided that this instrument shall not reimpose same.
3.	Existing applicable governmental building and zoning ordinances and other governmental regulations.
4.	Matters that would appear on a current and accurate survey of the Property

TOGETHER with the easements, privileges, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD the same in fee simple forever.

AND GRANTOR hereby covenants with Grantee that Grantor is lawfully seized of the Property in fee simple; that Grantor has good right and lawful authority to sell and convey the Property; and that Grantor does hereby fully warrant the title to the Property and will defend the same against the lawful claims of all persons claiming by, through or under Grantor, but against none other.

SIGNATURE OF GRANTOR ON FOLLOWING PAGE

IN WITNESS WHEREOF, grantor has caused this Special Warranty Deed to be executed by its duly authorized representative on the day and year first above written.

Signed, sealed and delivered

in the presence of:

(As to all)

Witness:__________________________________	_______________________________________
Print Name:

Witness:__________________________________
Print Name:

STATE OF ____________	)

) SS:
COUNTY OF _____________	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by ____________________________________, as _________________________ of ________________________________, on behalf of the Corporation who is personally known to me or who has produced a valid _____________________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this       day of _____________, 2018.

Notary Public, State of Florida
My Commission Expires:
Typed, printed or stamped name of Notary Public

EXHIBIT “D”

Prepared by:

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that ____________________________, a Florida ________________________________, party of the first part, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00), lawful money of the United States, paid by _____________________________________, a Florida _____________________________ , party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto the said party of the second part, and its successors and assigns, the following goods and chattels:

Existing fixtures and equipment, not otherwise owned by the Tenant, together with all Intangible Property, as defined in the Purchase Agreement between the parties hereto, all in “AS IS” conditions without warranty or representation (except as hereinafter set forth), located in the following parcel of land:

See attached exhibit “A” (the “Property”).

TO HAVE AND TO HOLD the same unto the party of the second part, its successors and assigns, executors and assigns forever.

AND for itself and its successors and assigns, hereby covenants to and with the said party of the second part, and its successors and assigns, that it does have good right to sell the same aforesaid, and that it will warrant and defend the sale of the said property, goods and chattels hereby made, unto the said party of the second part and its successors and assigns against the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, the party of the first part has hereunto set its hand and seal, this ___ day of ____________, 2018.

Signed, sealed and delivered in the presence of:	________________________________________,
a ______________________________

Witness:___________________________________	By:	_____________________________________________
Print Name:		_______________________,

Witness:___________________________________
Print Name:

STATE OF	)

) SS:

COUNTY OF ________________	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _______________________________, the _____________ of ____________________________________, who is personally known to me or who has produced a valid __________________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this           day of ___________________________, 2018.

Notary Public, State of Florida

My Commission Expires:

EXHIBIT “E”

ASSIGNMENT OF LICENSES, PERMITS, SERVICE AGREEMENTS, ETC.

THIS ASSIGNMENT, made this ________ day of ________________, 2018, by and between __________________________________, a Florida __________________________, hereinafter referred to as “Assignor”, and ___________________________________, a Florida ____________________________ hereinafter referred to as “Assignee”:

W I T N E S S E T H:

WHEREAS, Assignor has agreed to sell and Assignee has agreed to purchase all of Assignor’s fee simple interest in the premises located in Miami-Dade County, Florida, together with all improvements thereon, located at                ,                 County, Florida, more specifically described and known as Exhibit “A,” (the “Property”); and

WHEREAS, included within the purchase price for the fee title to the Property, Assignor has agreed to sell and Assignee has agreed to purchase all of the Assignor’s right, title and interest in and to all existing authorizations, licenses and permits, if any; service agreements attached hereto as Exhibit “B” (the “Service Agreements”), relating to the operation of the Property; certificates of occupancy, plans and specifications; and any and all guaranties and/or warranties, including, without limitation, equipment warranties and/or guaranties affecting the Property and improvements located thereon, if any.

NOW, THEREFORE, Assignor, for and in consideration of the sum of Ten and 00/100 ($10.00) Dollars, and other good and valuable considerations to it in hand paid by Assignee, the receipt whereof is hereby acknowledged, and in order to induce Assignee to consummate the closing of the leasehold title in the Property, has granted, bargained, sold, assigned, transferred, and set over and by these presents does grant, bargain, sell, assign, transfer, deliver and set over unto the Assignee, subject to the terms and conditions hereof, and without warranty or representation, all of the right, title and interest of Assignor in and to the following:

1.     Any and all existing authorizations, licenses and permits, relating to the operation of the Property, which are transferable, including, without limitation, all Certificates of Occupancy affecting said Property and transferable development rights, together with any and all guaranties and/or warranties, including, without limitation, and to the extent available, equipment guaranties and/or warranties affecting the leasehold Property and the improvements, if any. Assignor agrees to indemnify and hold harmless Assignee from and against any and all claims, demands, causes of actions, judgments, and liabilities, including attorneys’ fees and costs incident thereto, which may be asserted or recovered against Assignee arising out of or relating or pertaining to the assignments contemplated herein accruing prior to the date hereof..

2.     Any and all plans and specifications as may be in Assignor’s possession.

3.     Any and all Service Agreements, affecting the Property.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal this _______ day of __________________, 2018.

Signed, sealed and delivered In the presence of:	ASSIGNOR:

________________________________________,
a ______________________________

Witness:_____________________________________	By:	_____________________________________________
Print Name:	_______________________,

Witness:_____________________________________
Print Name:

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by __________________________, as the President of ___________________________, who is personally known to me or who has produced a valid _______________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this ______ day of ________________, 2018.

Notary Public, State of Florida

My Commission Expires:
Typed, printed or stamped name of Notary Public

JOINDER OF ASSIGNEE ON FOLLOWING PAGE

The undersigned Assignee does hereby assume and agree to assume and be bound by each and every of the license agreements, permits, service agreements, etc. assigned hereunder.

ASSIGNEE:

________________________________________,
a Florida ______________________________________

Witness:_____________________________________	By:	_____________________________________________
Print Name:		___________________________, Managing Member

Witness:_____________________________________
Print Name:

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by ________________________, as Managing Member of ______________________________________, who is personally known to me or who has produced a valid __________________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this _____ day of ________________, 2018.

Notary Public, State of Florida

My Commission Expires:
Typed, printed or stamped name of Notary Public

EXHIBIT “F”

OWNER’S AFFIDAVIT

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

BEFORE ME, the undersigned authority, personally appeared (“Affiant”) as _________________________________________________ (“Seller”), being by me first duly sworn, deposes and says:

1.	That __________________________________, is the owner of the following described real property located in ________________ County, Florida, to-wit:

(the “Property”)

2.	Seller is this day conveying its rights, title and interest in and to the above described property to __________________________________ (“Buyer”).

3.

To the best of Affiant’s knowledge, the Property is free and clear of all liens, taxes, encumbrances and claims of every kind, nature and description whatsoever, and except for real estate taxes for the year 200_ and subsequent years.

4.

Within the past ninety (90) days (i) there have been no improvements, alterations, or repairs to the Property for which the costs thereof remain unpaid, and (ii) there have been no claims for labor or material furnished for repairing or improving the same, which remain unpaid.

5.	To the best of Affiant’s knowledge, there are no mechanic’s, materialmen’s, or laborer’s liens against Seller’s interest in the Property.

6.	To the best of Affiant’s knowledge, there are no matters pending by or against the Seller that could give rise to a lien that could attach to the Property between __________, the Effective Date of ______________________________ (the “Title Company”) Commitment for Title Insurance No. ________________________ (the “Commitment”), and the date of the recording of the deed from Seller to Buyer. Affiant hereby agrees and represents that Seller will not execute or record any instrument or do any act whatsoever that in any way may or would affect the title to the Property, including, but not limited to, mortgaging or conveying the Property or any interest therein, or causing any liens to be recorded against the Property or Seller. Affiant is executing this Affidavit in part for the purpose of allowing immediate disbursement of the proceeds of the sale of the Property, pursuant to FS §627,7841.

7.	To the best of Affiant’s knowledge, Seller has not received notice of any violations of municipal ordinances pertaining to the Property, which remain uncured.

8.

This Affidavit is made for the purpose of inducing the Buyer to purchase the Property from the Seller, the Title Agent to insure title to the Property, and the Title Company to issue title on said Property.

9.

To the best of Affiant’s knowledge, no judgment or decree has been entered in any court of any state of the United States against said Seller, which remains unsatisfied, and which adversely affects the Property.

10.	To the best of Affiant’s knowledge, no person or entity other than the Seller claims or is presently entitled to the right of possession or is in possession of the Property.

11.

Section 1445 of the Internal Revenue Code provides that a transferee (Buyer) of a U.S. real property interest must withhold tax if the transferor (Seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon disposition of the Property interest by the transferor, Affiant hereby certifies the following on behalf of the transferor:

a.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

b.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

c.	Transferor’s U.S. Taxpayer Identification Number is: _______________________;

d.	Transferor’s forwarding/office address is: ___________________;

e.	Transferor has no “unsatisfied withholding liability” as defined and used in Section 1445, U.S. Internal Revenue Code and U.S. Income Tax Regulations;

f.	This certification is given to induce the Buyer, to purchase the Property; and,

g.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

h.	Transferor acknowledges that the transferee, and any attorney, agent and employee of Buyer, are relying upon this certification not to withhold or pay any sum to the U.S. Internal Revenue Service.

i.	Under penalties of perjury Transferor declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete.

12.	Affiant is familiar with the nature of an oath and with the penalties as provided by the laws of the State aforesaid for falsely swearing to statements made in an instrument of this nature.

13.	Affiant has read the full facts of this Affidavit and understands its context.

FURTHER AFFIANT SAYETH NOT.

Signed, sealed and delivered In the presence of:

____________________________,

____________________________________________
Print Name:

____________________________________________
Print Name:

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _________________________, as _____________________ of ______________, who is personally known to me or who has produced a valid ___________________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this ______ day of _____________ 2018.

Notary Public, State of Florida
My Commission Expires:	Print Name:___________________________________________

EXHIBIT ”G”

SELLER’S DELIVERIES

To the extent available, Seller shall deliver or cause to be delivered to Purchaser true, complete and correct copies of all of the following at Seller’s sole cost and expense:

(a)      Tax Bills. Copies of the most recent real property and personal property tax bills and assessments for the Property.

form, and a current rent roll.

(b)     Service Contracts. Copies of all Service Contracts, utility contracts, maintenance contracts, management contracts, leasing contracts, exterminator (termite) contracts, equipment leases, brokerage and leasing commission agreements, and other agreements or rights related to the ownership, use, or operation of the Property.

(c)      Insurance. Certificates of insurance and/or copies of insurance policies and the insurance claims history for the two (2) most recent calendar years prior to Closing and, to the extent available, for the current year.

(d)     Reports. All reports, if any, in Seller’s possession or control relating to the Property, including most current appraisal, environmental reports, asbestos reports, environmental audits, soils reports, site plans, surveys, engineering reports and plans, landscape plans, structural calculations, floor plans, construction contracts, and other reports or documents of significance to the Property.

(e)     Operating Statements. All financial and other operating statements and year-to-date (2 years) statements relating to the Property and prepared by or on behalf of Seller, all of which are hereby certified by Seller as true and correct and an accurate representation of the financial condition of the Property.

(f)     Warranties. Copies of all presently effective warranties or guaranties from any contractors, subcontractors, or material suppliers in connection with any of the Personal Property or any construction, renovation, repairs or alterations of the Improvements or any tenant improvements.

(g)     Permits. All governmental permits and approvals relating to the construction, operation, use, or occupancy of the Property, including without limitation all building permits, certificates of completion, certificates of occupancy, environmental permits and licenses (including, without limitation, permits relating to the existence, operation, or removal of underground storage tanks), and sign permits.

(h)     Deposits. A list of all deposits and bonds posted by Seller with utility providers, sureties, governmental agencies or others in connection with the Property.

(i)     Notices. Copies of any communications or notices received which relate to the compliance or lack of compliance of the Property with any rule, regulation, law, or ordinance promulgated by any governmental authority having jurisdiction over the Property, including any environmental rule, regulation, law or ordinance; Copies of all communications or notices received relating to pending or threatened litigation or condemnation proceedings, including tenant lawsuits; and Copies of all communications or notices received from any board of fire underwriters or from any insurance company which has issued a policy with respect to the Property requesting the performance of any repairs or other work or notifying of the cancellation or termination of any insurance policy.

(j)      Construction. List of any pending construction projects and copies of construction contracts.